Exhibit 10.36

FIRST AMENDMENT TO THE

MCLEODUSA INCORPORATED

EMPLOYMENT SECURITY SEVERANCE PLAN

MARCH 25, 2005

1.             Section 1(d) of the Plan is hereby amended and restated in its entirety, as follows:

“Change in Control” means the consummation of the first to occur of the following events: (i) a dissolution or liquidation of the Company; (ii) a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity; (iii) a sale of substantially all of the assets of the Company; (iv) any transaction (including, without limitation, a merger, consolidation or reorganization in which the Company is the surviving entity) that results in any person or entity (other than persons who are holders of stock of the Company at the time the Plan was approved by the stockholders and other than an Affiliate) owning 51 percent or more of the combined voting power of all classes of stock of the Company; or (v) a recapitalization or restructuring of the Company’s material debt or equity, including, without limitation, a retirement of indebtedness involving the issuance by the Company of equity securities in consideration for the retirement of such indebtedness or a material modification of the terms of such indebtedness.

2.             Except as set forth above, the Plan is hereby ratified and confirmed in all respects.